UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 3)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

SCOTT’S LIQUID GOLD-INC.

(Exact name of Registrant as specified in its charter)

Colorado	84-0920811
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4880 Havana Street, Denver, CO	80239
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to the General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to the General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: _________(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Rights to Purchase Common Stock

(Title of class)

AMENDMENT NO. 3 TO FORM 8-A.

This Amendment No. 3 to Form 8-A amends and supplements the Registration Statement on Form 8-A filed by Scott’s Liquid Gold-Inc., a Colorado corporation (the “Company”), with the Securities and Exchange Commission on February 22, 2001, as amended by the Amendment No. 1 to Form 8-A, filed with the Securities and Exchange Commission on February 22, 2011 and as further amended by the Amendment No. 2 to Form 8-A, filed with the Securities and Exchange Commission on January 10, 2012 (as amended, the “Form 8-A”).

Item 1.	Description of Registrant’s Securities to be Registered.

The response to Item 1 of the Form 8-A is hereby amended by adding the following after the last paragraph thereof:

On February 19, 2016, the Company entered into a Third Amendment (the “Third Amendment”) to the Shareholder Rights Agreement (as amended, the “Shareholder Rights Agreement”) between the Company and Broadridge Corporate Issuer Solutions, Inc., dated February 21, 2001, as amended by the Amendment to the Shareholder Rights Agreement, dated February 15, 2011 and as further amended by the Second Amendment to the Shareholder Rights Agreement, dated January 6, 2012.

The Third Amendment (i) extends the expiration date of the Shareholder Rights Agreement for five years and (ii) increases the exercise price under the Shareholder Rights Agreement to $12.00. Following the Third Amendment, the Shareholder Rights Agreement will continue in effect until February 21, 2021, unless the rights issued thereunder are earlier redeemed or amended by the Company.

The foregoing description of the Third Amendment to the Shareholder Rights Agreement and the Shareholder Rights Agreement is qualified in its entirety by reference to the Third Amendment to the Shareholder Rights Agreement (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 23, 2016), the Second Amendment to Shareholder Rights Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2012), the Amendment to Shareholder Rights Agreement (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2011) and the Shareholder Rights Agreement (incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 22, 2001).

Item 2.	Exhibits.

Exhibit No.	Exhibit Description

4.1

Shareholder Rights Agreement, dated February 21, 2001 (incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 22, 2001).

4.2

Amendment to Shareholder Rights Agreement, dated February 15, 2011 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2011).

4.3

Second Amendment to Shareholder Rights Agreement, dated January 6, 2012 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2012).

4.4

Third Amendment to Shareholder Rights Agreement, dated February 19, 2016 (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 23, 2016).

SIGNATURES

Pursuant to the requirements of the Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SCOTT’S LIQUID GOLD-INC.

Date: February 23, 2016	/s/ Barry J. Levine
By: Barry J. Levine
Treasurer, Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1

Shareholder Rights Agreement, dated February 21, 2001 (incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 22, 2001).

4.2

Amendment to Shareholder Rights Agreement, dated February 15, 2011 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2011).

4.3

Second Amendment to Shareholder Rights Agreement, dated January 6, 2012 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2012).

4.4

Third Amendment to Shareholder Rights Agreement, dated February 19, 2016 (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 23, 2016).